6.21

            CERTAIN CORRESPONDENCE BETWEEN LEGACY BRANDS, INC., AND
               VAN DEN BERGH FOODS COMPANY DATED MARCH 16, 1995,
               JANUARY 15, 1996, JANUARY 22, 1996, JUNE 14, 1996
             OCTOBER 9, 1996, NOVEMBER 1, 1996, DECEMBER 11, 1996,
                      DECEMBER 27, 1996, AND MARCH 4, 1997

                                   [TO COME]